UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009
Diamond Management & Technology Consultants, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)
312-255-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
The registrant issued a press release on February 5, 2009 announcing financial results for its third fiscal quarter ended December 31, 2008 and issuing guidance for the fourth quarter of fiscal year 2009 and for the full fiscal year 2009. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 8.01 Other Events
On February 5, 2009, the Company announced the commencement of an internal employee Tender Offer (“Offer”), beginning today and expiring March 9, 2009. The Offer gives employees the opportunity to exchange certain previously granted Restricted Stock Units (“Eligible RSUs”) for Diamond common stock at an exchange ratio of one Eligible RSU for 0.80 shares of common stock. The common stock issued through the Offer will be subject to certain restrictions on sale or transfer for certain periods of time. There are approximately 2.3 million Eligible RSUs and a requirement that 1.6 million Eligible RSUs be tendered for the Company to complete the Offer. For a full description of the terms and conditions of the Offer, please see the Company’s filing on Schedule TO dated February 5, 2009.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit 99.1	–	Press release dated February 5, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Management & Technology Consultants, Inc.

By:	/s/ Karl E. Bupp
Karl E. Bupp
Chief Financial Officer
February 5, 2009